UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2007

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Lansdowne, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

T. Michael Grady, the Vice President of Sales of Catcher, Inc., the wholly owned subsidiary of Catcher Holdings, Inc. (the “Company”), has tendered his resignation as Vice President of Sales to be effective March 5, 2007.

On February 19, 2007, upon the recommendation of the Compensation Committee and in connection with the proposed grant of 1,600,000 shares of restricted Common Stock to Robert H. Turner, the Board of Directors of the Company, approved an amendment to the Company’s 2005 Stock Incentive Plan (the “Plan”) increasing the number of shares of Common Stock reserved for issuance under the Plan from 3,500,000 to 5,000,000. The amendment of the Plan is subject to the approval of the Company’s stockholders. No other changes were made to the Plan.

The description of the terms of the Plan is qualified in its entirety by reference to the Company’s 2005 Stock Incentive Plan attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

March 1, 2007	By:	/s/ Denis McCarthy
Denis McCarthy
Chief Financial Officer

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